UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2021
Date of Report (Date of earliest event reported)

ENERGY TRANSFER OPERATING, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-31219	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
(Address of principal executive offices) (zip code)

(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETPprC	New York Stock Exchange
7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETPprD	New York Stock Exchange
7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETPprE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 8, 2021, Bradford D. Whitehurst was appointed as Chief Financial Officer of Energy Transfer Company, L.L.C. (the “Company”), the general partner of Energy Transfer Partners GP, L.P. (the “General Partner”), which is the general partner of Energy Transfer Operating, L.P. (the “Partnership”), with such appointment to be effective immediately. Mr. Whitehurst, age 46, has served as the Company’s Executive Vice President – Head of Tax, since August 2014. Prior to joining the Partnership, Mr. Whitehurst was a partner in the Washington, D.C. office of Bingham McCutchen LLP and an attorney at both McKee Nelson LLP and Hogan & Hartson. Mr. Whitehurst has specialized in partnership taxation and has advised the Partnership and its subsidiaries since 2006. He will continue to serve as a member of the board of directors of USA Compression Partners, LP.
Mr. Whitehurst steps into the role previously held by Thomas E. Long, who was promoted to Co-Chief Executive Officer of the Company along with Marshall S. McCrea, III, effective January 1, 2021.
Mr. Whitehurst will receive an annual base salary of $595,000 and will be eligible to participate in the Energy Transfer LP Annual Bonus Plan, as amended (the “Bonus Plan”), at a bonus pool target of 130% of his annual base salary. Actual bonus payments under the Bonus Plan will be at the discretion of the Energy Transfer LP (“ET”) compensation committee and generally will be based upon ET’s performance as compared to stated objectives and certain other factors as may be determined from time to time. Mr. Whitehurst will also be eligible for long-term incentive awards under ET’s Long-Term Incentive Plan, as amended (the “LTIP”), at an annual equity pool target of 500% of his annual base salary. Actual incentive equity awards under the LTIP are at the discretion of ET’s compensation committee and are generally based on ET and individual performance. Mr. Whitehurst will also be eligible to participate in all benefit and retirement plans on the same terms and conditions as other Partnership executives.
There are no arrangements or understandings between Mr. Whitehurst and any other person pursuant to which he was selected as an officer. There are no existing relationships between Mr. Whitehurst, the Company, the General Partner, or the Partnership or any of their respective subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER OPERATING, L.P.

		By:	Energy Transfer Partners GP, L.P.,
its general partner

		By:	Energy Transfer Partners, L.L.C.,
its general partner

Date:	January 12, 2021	By:	/s/ Thomas E. Long
Thomas E. Long
Co-Chief Executive Officer